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                                                                     Exhibit 3.2

                                     BYLAWS

                                       OF

                                 CSX CORPORATION
                        (Amended as of January 31, 2003)

                              ____________________

                                    ARTICLE I

                              Shareholders' Meeting

          SECTION   1. Annual Meeting. The annual meeting of the shareholders of the Corporation shall be held on such date in March, April, May or June as the Board of Directors (hereinafter sometimes the "Board") may designate, either within or without the Commonwealth of Virginia.

          SECTION   2. Special Meetings. Special meetings of the shareholders
may be called from time to time by the Board of Directors or the Chairman of the Board. Special meetings shall be held solely for the purposes specified in the notice of meeting.

          SECTION   3. Time and Place. The time and place of each meeting of the shareholders shall be stated in the notice of the meeting.

          SECTION   4. Quorum. The holders of a majority of the votes entitled to be cast on any matter shall constitute a quorum as to that matter at any meeting of the shareholders. Less than a quorum may adjourn the meeting to a fixed time and place, no further notice of any adjourned meeting being required. Unless otherwise provided in the Articles of Incorporation of the Corporation, each shareholder shall be entitled to one vote in person or by proxy for each share entitled to vote then outstanding and registered in his name on the books of the Corporation.

          SECTION 5. Notice of Meeting and Record Date. Except as otherwise required by the laws of the Commonwealth of Virginia, notice shall be delivered by the Corporation not less than 10 days nor more than 60 days before the date of the meeting, either personally or by mail, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the shareholder at the shareholder's address as it appears on the stock transfer books of the Corporation. Such further notice shall be given as may be required by law. Notice of meetings may be waived in accordance with law. Any previously scheduled meeting of the shareholders may be postponed, by resolution of the Board of Directors at any time prior to the time previously scheduled for such meeting of shareholders. The Board of Directors may fix in advance a date to determine shareholders entitled to notice or to vote at any meeting of

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shareholders, to receive any dividend, or for any other purpose, such date to be not more than 70 days before the meeting or action requiring a determination of shareholders.

          SECTION   6. Conduct of Meeting. The Chairman of the Board shall
preside over all meetings of the shareholders. If he is not present, or if there is none in office, the President shall preside. If the Chairman of the Board and the President are not present, a Vice President shall preside, or, if none be present, a Chairman shall be elected by the meeting. The Corporate Secretary shall act as secretary of the meeting, if he or she is present. If he or she is not present, the Chairman shall appoint a secretary of the meeting. The chairman of the meeting shall appoint one or more inspectors of election who shall determine the qualification of voters, the validity of proxies, and the results of ballots. The chairman of the meeting or a majority of the shares so represented may adjourn the meeting from time to time, whether or not there is a quorum, and may determine the date, time and place that a meeting so adjourned is to reconvene. The chairman of the meeting shall prescribe rules of procedure for the meeting and shall determine the time reasonably allotted to each speaker at the meeting.

          SECTION   7. Notice of Shareholder Business. At an annual meeting of the shareholders, only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the Board of Directors or (b) by any shareholder of the Corporation who complies with the notice procedures set forth in this Section 7. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Corporate Secretary. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than 60 days before the date on which the Corporation first mailed its proxy materials for the prior year's annual meeting; provided, however, that in the event that less than 40 days' notice or prior public disclosure of the date of the meeting is given or made to the shareholders, notice by the shareholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the shareholder and (d) any material interest of the shareholder in such business. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 7. The chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 7, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

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                                   ARTICLE II

                               Board of Directors

          SECTION   1. Number and Election. The Board of Directors shall be
elected at the annual meeting of the shareholders or at any special meeting held in lieu thereof. The number of Directors shall be fourteen. This number may be increased or decreased at any time by amendment of these Bylaws, but shall never be a number less than four. No person shall be eligible for election as a Director, nor shall any Director be eligible for reelection, if he or she shall have reached the age of 70 years at the time of such election or reelection, except that the Board, in its sole discretion, may waive such ineligibility for a period not to exceed one year. Directors who are or have been employees of CSX or its affiliates, including current or former Chief Executive Officers, shall retire from the Board immediately upon leaving active service, or reaching age 65, whichever occurs first, except that the Board, in its sole discretion, may extend the eligibility of the Chairman of the Board to continue as a Director and Chairman of the Board for up to two years after leaving active service.

          SECTION   2. Notice of Shareholder Nominees. Only persons who are
nominated in accordance with the procedures set forth in these Bylaws shall be eligible for election as Directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of shareholders
(a) by or at the direction of the Board of Directors or (b) by any shareholder of the Corporation entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this Section 2. Nominations by shareholders shall be made pursuant to timely notice in writing to the Corporate Secretary. To be timely, a shareholder's notice shall be received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 40 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such shareholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or reelection as a Director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); and (b) as to the shareholder giving the notice (i) the name and address, as they appear on the Corporation's books, of such shareholder and (ii) the class and number of shares of the Corporation which are beneficially owned by such shareholder. At the request of the Board of Directors any person nominated by the Board of Directors for election as a Director shall furnish to the Corporate Secretary the information required to be set forth in the shareholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the procedures set forth in these Bylaws. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in

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accordance with the procedures prescribed by the Bylaws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

          SECTION   3. Quorum.  A majority of the Directors shall constitute a quorum. Less than a quorum may adjourn the meeting to a fixed time and place, no further notice of any adjourned meeting being required.

          SECTION   4. Removal and Vacancies.  The shareholders at any meeting called for such purpose, by a vote of the holders of a majority of all the shares of capital stock at the time outstanding and having voting power, may remove any Director and fill any vacancy. Vacancies arising among the Directors, including a vacancy resulting from an increase by the Board of Directors in the number of directors, so long as the increase so created is not more than 30 percent of the number of Directors then authorized to serve on the Board, may be filled by the remaining Directors, though less than a quorum of the Board, unless sooner filled by the shareholders.

          SECTION 5. Meetings and Notices. Regular meetings of the Board of Directors shall be held on such dates, at such places and at such times as the Board of Directors may from time to time designate. Special meetings of the Board of Directors may be held at any place and at any time upon the call of the Chairman of the Board or of any three members of the Board of Directors. Notice of any meetings shall be given by mailing or delivering such notice to each Director at the Director's residence or business address or by telephone, telegraph, or facsimile. Any such notice shall state the time and place of the meeting. Meetings may be held without notice if all of the Directors are present or those not present waive notice before or after the meeting. Any action required to be taken at a meeting of the Board may be taken without a meeting if a consent in writing setting forth the action to be taken, shall be signed by all the Directors in counterpart or otherwise and filed with the Corporate Secretary. Such consent shall have the same force and effect as a unanimous vote. Any action required to be taken at a meeting of the Board may be taken by means of a conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting.

                                   ARTICLE III

                               Executive Committee

          SECTION   1. Designation; Chairman.  The Board of Directors may
designate an Executive Committee. The Chairman of the Board of Directors shall be the Chairman of the Executive Committee.

          SECTION   2. Authority and quorum.  The Executive Committee shall
have and may exercise all the authority of the Board of Directors, except as may be prohibited by Section 13.1-689 of the Code of Virginia, as it may from time to time be amended. A majority of the Committee shall constitute a quorum for the transaction of business, and

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the affirmative vote of the majority of those present shall be necessary for any action by the Committee. The Committee shall cause to be kept a full and accurate record of its proceedings at each meeting and report the same at the next meeting of the Board. In the absence of the Chairman of the Committee, an acting chairman shall be designated by the Committee to preside at such meeting.

          SECTION   3. Meetings and Notices.  Meetings of the Committee may be
called at any time by the Chairman of the Board or by a majority of the members of the Committee and shall be held at such time and place as shall be stated in the notice of the meeting. Notice of any meeting of the Committee shall be given by delivering or mailing such notice to each member at his or her residence or business address or by telephone, telegraph, or facsimile to him or her not less than 24 hours before the meeting. Any such notice shall state the time and place of the meeting. Meetings may be held without notice if all of the members of the Committee are present or those not present waive notice before or after the meeting. Action may be taken by the Executive Committee without a meeting or at a meeting established by means of conference telephone or similar communications equipment in the manner provided by Section 5 of Article II.

          SECTION   4. Removal.  Members of the Committee may be removed as
members thereof and replaced at any regular or special meeting of the Board of Directors.

                                   ARTICLE IV

                             Committees of the Board
                      (other than the Executive Committee)

      The Board of Directors may establish such other committees as it deems appropriate, each committee consisting of at least two directors whose designation and terms of office shall be by resolution of the Board. Meetings of a committee may be called at any time by the Chairman of the Board or the Chairman of such committee. Notice of any meeting shall be given by delivering or mailing such notice to each committee member at the member's residence or business address or by telephone, telegraph, or facsimile to the member not less than 24 hours before the meeting. Any such notice shall state the time and place of the meeting. Meetings may be held without notice if all of the members of the committee are present or those not present waive notice before or after the meeting. Action may be taken by a committee without a meeting or at a meeting established by means of conference telephone or similar communications equipment in the manner provided by Section 5 of Article II.

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                                    ARTICLE V

                                    Officers

          SECTION   1. Elected Officers.  The elected officers of the
Corporation shall be a Chairman of the Board of Directors, a President, one or more Vice Presidents, a Corporate Secretary, a Treasurer, and such other officers (including, without limitation, a Chief Financial Officer and a Chief Legal Officer) as the Board of Directors from time to time may deem proper. The Chairman of the Board shall be chosen from among the directors. All officers elected by the Board shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article
V. Such officers shall also have such powers and duties as from time to time may be conferred by the Board or by any committee thereof or the Chairman of the Board. The Board may from time to time elect, or the Chairman of the Board may appoint, such other officers (including, without limitation, one or more Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers, and Assistant Controllers) and such agents, as may be necessary or desirable for the conduct of the business of the Corporation. Such other officers and agents shall have such duties and shall hold their offices for such terms as shall be provided in these Bylaws or as may be prescribed by the Board or such committee or by the Chairman of the Board, as the case may be. Any person may be elected to more than one office.

          SECTION 2. Election and Term of Office. The elected officers of the Corporation shall be elected annually by the Board of Directors at the regular meeting of the Board of Directors held after the annual meeting of the shareholders. Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified, but any officer may be removed from office at any time by the Board of Directors or, except in the case of any officer or agent elected by the Board, by the Chairman of the Board. Such removal shall be without prejudice to the contractual rights, if any, of the person so removed.

          SECTION  3.  Chairman of the Board.   The Chairman of the Board shall
preside at all meetings of the shareholders and of the Board of Directors and shall be the Chief Executive Officer of the Corporation. The Chairman of the Board shall be responsible for the general management of the affairs of the Corporation and shall perform all duties incidental to his office which may be required by law and all such other duties as are properly required of him by the Board of Directors. He shall make reports to the Board of Directors and the shareholders, and shall see that all orders and resolutions of the Board of Directors and of any committee thereof are carried into effect. The Chairman, and any person acting in his stead shall, at all times and so long as the Corporation engages in business for which it must qualify as a citizen of the United States under Section 2 of the Shipping Act of 1916, as amended, or any other or successor statutory provision, be a citizen of the United States.

          SECTION   4. President.  The President shall act in a general
executive capacity and shall assist the Chairman of the Board in the administration and operation of the Corporation's business and general supervision of its policies and affairs. The

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President shall, in the absence of or because of the inability to act of the
Chairman of the Board, perform all duties of the Chairman of the Board and preside at all meetings of shareholders and of the Board. The President (and any Chief Executive Officer), and any person acting in his stead, shall, at all times and so long as the Corporation engages in business for which it must qualify as a citizen of the United States under Section 2 of the Shipping Act of 1916, as amended, or any other or successor statutory provision, be a citizen of the United States."

          SECTION   5. Vice Presidents.  Each Vice President shall have such
powers and shall perform such duties as shall be assigned to him or her by the Chairman of the Board with the approval of the Board.

          SECTION   6. Treasurer.  The Treasurer shall exercise general
supervision over the receipt, custody and disbursement of corporate funds. He shall have such further powers and duties and shall be subject to such directions as may be granted or imposed upon him from time to time by the Board of Directors, the Chairman of the Board, or the Chief Financial Officer.

          SECTION   7. Corporate Secretary.  The Corporate Secretary shall
attend all meetings of the shareholders, the Board of Directors, and the Executive Committee and record their proceedings, unless a temporary secretary be appointed. He shall give due notice as required of all meetings of the shareholders, Directors, and Executive Committee. He shall keep or cause to be kept at a place or places required by law a record of the shareholders of the Corporation, giving the names and addresses of all shareholders and the number, class, and series of the shares held by each. He shall be custodian of the seal of the Corporation, and of all records, contracts, leases, and other papers and documents of the Corporation, unless otherwise directed by the Board of Directors, and shall perform such other duties as may be assigned to him by the Board of Directors or the Chairman of the Board. In case of the Secretary's absence or incapacity, the Chairman of the Board shall designate an Assistant Secretary or other appropriate officer to perform the duties of the Secretary.

          SECTION   8. Removal.  Any officer elected, or agent appointed, by the
Board of Directors may be removed by the Board of Directors whenever, in their judgment, the best interests of the Corporation would be served thereby. Any officer or agent appointed by the Chairman of the Board may be removed by him whenever, in his judgment, the best interests of the Corporation would be served thereby. No elected officer shall have any contractual rights against the Corporation for compensation by virtue of such election beyond the date of the election of his successor, his death, his resignation or his removal, whichever event shall first occur, except as otherwise provided in an employment contract or under an employee deferred compensation plan.

          SECTION   9. Vacancies.  A newly created elected office and a vacancy in any elected office because of death, resignation, or removal may be filled by the Board of Directors or the Chairman of the Board for the unexpired portion of the term. Any vacancy in an office appointed by the Chairman of the Board because of death, resignation, or removal may be filled by the Chairman of the Board.

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                                   ARTICLE VI

                                  Depositaries

          The money and negotiable instruments of the Corporation shall be kept in such bank or banks as the Chief Financial Officer or Treasurer shall from time to time direct or approve. All checks and other instruments for the disbursement of funds shall be executed manually or by facsimile by such officers or agents of the Corporation as may be authorized by the Board of Directors.

                                   ARTICLE VII

                                      Seal

          The seal of the Corporation, of which there may be any number of counterparts, shall be circular in form and shall have inscribed thereon the name of the Corporation, the year of its organization and the words, "Corporate Seal Virginia." The Board may also authorize to be used, as the seal of the Corporation, any facsimile thereof.

                                  ARTICLE VIII

                                   Fiscal Year

          The fiscal year of the Corporation shall begin immediately after midnight of the last Friday of December, and shall end at midnight on the last Friday of December of each calendar year.

                                   ARTICLE IX

                              Amendments to Bylaws

          These Bylaws may be amended or repealed at any regular or special meeting of the Board of Directors by the vote of a majority of the Directors present. They may also be repealed or changed, and new Bylaws made, by the Shareholders, provided notice of the proposal to take such action shall have been given in the notice of the meeting.

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Richmond, VA
January 8, 2003

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